As filed with the Securities and Exchange Commission on February 2, 2015

Registration No. 333-168129

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 11

TO FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CNL HEALTHCARE PROPERTIES, INC.

(Exact name of registrant as specified in its governing instruments)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Stephen H. Mauldin

President and Chief Executive Officer

CNL Healthcare Properties, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard E. Baltz, Esq.

Neil M. Goodman, Esq.

Arnold & Porter LLP

555 Twelfth Street, N.W.

Washington, DC 20004-1206

Telephone: (202) 942-5000

Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES

Capitalized terms used in this Post-Effective Amendment No. 11 have the same meaning as in the prospectus.

CNL Healthcare Properties, Inc. registered up to $3,000,000,000 shares of common stock, including 150,000,000 shares issuable pursuant to our Distribution Reinvestment Plan, under this Registration Statement, which was declared effective June 27, 2011. This initial offering terminated in accordance with its terms on January 30, 2015 as a result of the effectiveness on February 2, 2015 of the Company’s follow-on Registration Statement No. 333-196108 (the “Follow-On Registration Statement”) and pursuant to which CNL Healthcare Properties, Inc. registered up to $1,000,000,000 of shares of common stock, including 50,000,000 shares issuable pursuant to our Distribution Registration Plan under the Follow-On Registration Statement.

As of the end of the initial offering under this Registration Statement, 128,650,551.373 shares of our common stock were sold to the public. Additionally, 1,000,000,000 of the unsold shares from the initial offering were carried forward to the Company’s Follow-On Registration Statement. We are hereby deregistering the remaining unsold shares with this Post-effective Amendment No. 11.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on February 2, 2015.

CNL HEALTHCARE PROPERTIES, INC. (Registrant)

By:	/s/ James M. Seneff, Jr.
James M. Seneff, Jr. Chairman of the Board and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board and Director	February 2, 2015

* Thomas K. Sittema	Vice Chairman of the Board and Director	February 2, 2015

* Michael P. Haggerty	Independent Director	February 2, 2015

* J. Douglas Holladay	Independent Director	February 2, 2015

* J. Chandler Martin	Independent Director	February 2, 2015

* Stephen H. Mauldin	President and Chief Executive Officer (Principal Executive Officer)	February 2, 2015

* Joseph T. Johnson	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 2, 2015

* Ixchell C. Duarte	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 2, 2015

By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 11 to the Registration Statement on behalf of the persons indicated.

*By:	/s/ James M. Seneff, Jr.
James M. Seneff, Jr. Attorney-in-Fact